EXHIBIT 10.36

FIRST AMENDMENT TO GUARANTY AGREEMENT
FIRST AMENDMENT TO GUARANTY AGREEMENT (this “Amendment”), dated as of January 27, 2014, between TIFFANY & CO. (the “Guarantor”) and MIZUHO BANK (CHINA), LTD., as facility agent (the “Facility Agent”) under the Facility Agreement referred to below on behalf of the Finance Parties.
RECITALS
WHEREAS, Tiffany & Co. (Shanghai) Commercial Co., Ltd. (the “Borrower”), Bank of America, N.A. Shanghai Branch and Mizuho Bank (China), Ltd., as joint coordinators, mandated lead arrangers and bookrunners, the Facility Agent, and the Lenders from time to time party thereto entered into that certain RMB 930,000,000 Facility Agreement, dated July 19, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Facility Agreement”; capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Facility Agreement);
WHEREAS, as a condition precedent to the effectiveness of the Facility Agreement, the Guarantor and the Facility Agent entered into that certain Guaranty Agreement, dated as of July 19, 2013 (the “Guarantee”); and
WHEREAS, the Guarantor has requested certain amendments to certain provisions of the Guarantee, and the Facility Agent, on behalf of the Finance Parties, is willing to consent to such amendments subject to the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.    The definitions of “EBIT” and “EBITDAR” in Section 10.3 of the Guarantee are hereby amended and restated in their entirety to read as follows:
“EBIT” shall mean, for any four fiscal quarter period of the Guarantor (herein and in the definition of “EBITDAR”, the “Calculation Period”), (a) the net earnings of the Guarantor and its Subsidiaries on a Consolidated basis for such Calculation Period as determined in accordance with GAAP, plus (b) to the extent deducted in the calculation of such net earnings for such Calculation Period, the sum, without duplication, of the following: (i) Interest Expense and financing costs, (ii) provision for income taxes, (iii) non-recurring non-cash charges and expenses in an aggregate amount not exceeding $100,000,000, and (iv) any negative impact on net earnings of the Arbitration Award (including all amounts required to be paid by the Guarantor and its Subsidiaries under the Arbitration Award), in an aggregate amount not exceeding $500,000,000, minus (c) to the extent included in the calculation of such net earnings for such Calculation Period, non-recurring non-cash gains and any positive impact on net earnings of the Arbitration Award (including recovery of any amounts required to be paid thereunder), in an aggregate amount not exceeding $500,000,000.
“EBITDAR” shall mean, for any Calculation Period, (a) the net earnings of the Guarantor and its Subsidiaries on a Consolidated basis for such Calculation Period as determined in accordance with GAAP, plus (b) to the extent deducted in the calculation of such net earnings for such Calculation Period, the sum, without duplication, of the following: (i) Interest Expense and financing costs, (ii) provision for income taxes, (iii) depreciation, (iv) amortization, (v) Rent Expense, (vi) non-recurring non-cash charges and expenses in an aggregate amount not exceeding $100,000,000, and (vii) any negative impact on net earnings of the Arbitration Award (including all amounts required to be paid by the Guarantor and its Subsidiaries under the Arbitration Award), in an aggregate amount not exceeding $500,000,000, minus (c) to the extent included in the calculation of such net earnings for such Calculation Period, non-recurring non-cash gains and any positive impact on net earnings of the Arbitration Award (including recovery of any amounts required to be paid thereunder), in an aggregate amount not exceeding $500,000,000.

2.    The following definition is hereby added to the appropriate location in Section 10.3 of the Guarantee:
“Arbitration Award” shall mean the award, dated December 20, 2013, in the arbitration in the matter between The Swatch Group Ltd. and Tiffany Watch Co. Ltd, as claimants, and Tiffany and Company, Tiffany (NJ) Inc. and the Guarantor, as respondents, under the Arbitration Rules of the Netherlands Arbitration Institute.
3.    This Amendment shall become effective in accordance with Section 14.2 of the Guarantee.
4.    The Guarantor hereby represents and warrants to the Facility Agent that, upon the effectiveness of this Amendment, no Default or Event of Default shall have occurred and be continuing. The Facility Agent hereby represents and warrants to the Guarantor that this Amendment has been approved by, and the Facility Agent in effecting this Amendment is acting (in accordance with Section 33.1(b) of the Facility Agreement) on behalf of, Lenders constituting Majority Lenders.
5.    Except as set forth in this Amendment, the Guarantee shall remain in full force and effect in accordance with its terms as in effect on the date hereof prior to giving effect to this Amendment, and no amendment in respect of any term of the Guarantee set forth in this Amendment shall be deemed to be an amendment, consent or waiver in respect of any other term or condition contained in the Guarantee.
6.    This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.
7.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TIFFANY & CO., as Guarantor

By: /s/ Michael W. Connolly
Name: Michael W. Connolly
Title: Vice President - Treasurer

MIZUHO BANK (CHINA), LTD., as Facility Agent

By: /s/ Yang Qiu
Name: Yang Qiu
Title: General Manager

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